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                             DATAMETRICS CORPORATION
                               1717 Diplomacy Row
                             Orlando, Florida 32809


                                 LOAN AGREEMENT



                                                              January  31, 2001





DMTR, LLC
1325 Avenue of the Americas
26th Floor
New York, New York   10019


Dear Sirs:

                  DATAMETRICS CORPORATION, a Delaware corporation (herein called the "Company"), hereby agrees with DMTR, LLC, a New York limited liability company (the "Lender"), as follows:

SECTION 1.        ISSUE OF NOTE AND PURCHASE OF OTHER NOTES.

         1.1 Authorization.

                  The Company has authorized a borrowing from the Lender in the principal amount of $798,860 such borrowing to be evidenced by a senior secured note of the Company in the principal amount of $798,860 (the "Note") to be dated the Closing Date, as hereinafter defined, and to be substantially in the form attached to this Agreement as Exhibit A.

                  The Lender has previously acquired all right, title and interest in, to and under the following Secured Promissory Notes (each, a "Bridge Note" and together, the "Bridge Notes"):

         A. That certain $80,000 Secured Promissory Note dated August 2, 2000 issued by the Company to Goren Brothers, LP;

         B. That certain $80,000 Secured Promissory Note dated August 1, 2000 issued by the Company to Bruce Galloway and Jacombs Trading, Inc.;

         C. That certain $80,000 Secured Promissory Note dated July 31, 2000 issued by the Company to Europa International;

         D. That certain $80,000 Secured Promissory Note dated July 31, 2000 issued by the Company to Phoenix Enterprises;

         E. That certain $80,000 Secured Promissory Note dated August 1, 2000 issued by the Company to Willow Creek Capital Partners;


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         F. That certain $80,000 Secured Promissory Note dated August 2, 2000 issued by the Company to NTS Financial Services, Ltd.;

         G. That certain $35,000 Secured Promissory Note dated August 18, 2000 issued by the Company in favor of Europa International;

         H. That certain $35,000 Secured Promissory Note dated August 18, 2000 issued by the Company in favor of Phoenix Enterprises;

         I. That certain $35,000 Secured Promissory Note dated August 18, 2000 issued by the Company in favor of Bruce Galloway and Jacombs Trading, Inc.

         J. That certain $35,000 Secured Promissory Note dated August 18, 2000 issued by the Company in favor of Willow Creek Capital Partners;

         K. That certain $35,000 Secured Promissory Note dated August 18, 2000 issued by the Company in favor of Goren Brothers, LP;

         L. That certain $35,000 Secured Promissory Note dated August 18, 2000 issued by the Company in favor of NTS Financial Services, Ltd.;

         M. That certain $115,000 Secured Promissory Note dated September 18, 2000 issued by the Company in favor of John P. Rosenthal;

         N. That certain $30,000 Secured Promissory Note dated October 19, 2000 issued by the Company in favor of Europa International;

         O. That certain $30,000 Secured Promissory Note dated October 11, 2000 issued by the Company in favor of Goren Brothers, LP;

         P. That certain $30,000 Secured Promissory Note dated October 27, 2000 issued by the Company in favor of NTS Financial Services, Ltd.

         Q. That certain $30,000 Secured Promissory Note dated October 11, 2000 issued by the Company in favor of Phoenix Enterprises;

         R. That certain $30,000 Secured Promissory Note dated October 12, 2000 issued by the Company in favor of Willow Creek Capital Partners;

         S. That certain $30,000 Secured Promissory Note dated October 11, 2000 issued by the Company in favor of John P. Rosenthal;

         T. That certain $20,000 Secured Promissory Note dated October 26, 2000 issued by the Company in favor of Bruce Galloway and Jacombs Trading, Inc.;

         U. That certain $20,000 Secured Promissory Note dated October 25, 2000 issued by the Company in favor of Goren Brothers, LP;

         V. That certain $20,000 Secured Promissory Note dated October 27, 2000 issued by the Company in favor of NTS Financial Services, Ltd.;

         W. That certain $20,000 Secured Promissory Note dated October 25, 2000 issued by the Company in favor of Phoenix Enterprises;

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         X. That certain $20,000 Secured Promissory Note dated October 25, 2000 issued by the Company in favor of Willow Creek Capital Partners;

         Y. That certain $20,000 Secured Promissory Note dated October 25, 2000 issued by the Company in favor of John P. Rosenthal;

         Z. That certain $20,000 Secured Promissory Note dated November 9, 2000 issued by the Company in favor of Phoenix Enterprises;

         AA. That certain $80,000 Secured Promissory Note dated November 9, 2000 issued by the Company in favor of Digital Creative Development Corporation; and

         BB. That certain $100,000 Secured Promissory Note dated November 21, 2000 issued by the Company in favor of Digital Creative Development Corporation.

         The Lender has previously acquired all right, title and interest in, to and under that certain Promissory Note dated August 10, 1999 issued by the Company and payable to the order of Branch Banking and Trust Company (and heretofore assigned to Roy Doumani and Carl K. Doumani) in the original principal amount of $1,496,140 (the "1999 Note").

         1.2 Issuance of Note; Closing Date; Draws.

                  The loan provided for hereunder (the "Loan") will be made on and from time to time after January 31, 2001 or on such later date as the Company and the Lender may mutually agree (the "Closing Date") by check or draft in federal funds, or by wire transfer of immediately available funds. The Company acknowledges receipt of prior advances in the aggregate amount of $88, 824 leaving $710,036 available under the Note. To the extent the full available principal of the Loan is not drawn on the Closing Date, the Company, upon written request to the Lender from time to time, may draw down additional amounts up to the maximum principal amount of $798,860. Any such request shall include a certification signed by the Chief Financial Officer of the Company that no Event of Default or event which after notice or lapse of the time or both would constitute an Event of Default has occurred.

         1.3 Use of Proceeds.

                  The Company shall use the proceeds of the Loan to be advanced on the Closing Date for working capital.

         1.4 Payments of Principal and Interest.

                  The principal of the Note shall be due and payable on January 31, 2003, unless payment thereof is accelerated in accordance with the terms of the Note. The Company shall pay to the Lender, on a monthly basis on the last Business Day of each month, in arrears, interest on the outstanding principal amount of the Note, at the Base Rate plus one hundred basis points. The Company may prepay any or all amounts outstanding under the Note at any time without premium or penalty, plus interest owing to the date of payment on any amount so prepaid. Amounts paid to the Lender shall be applied first to amounts owing under the Note, and after payment of all amounts owing under the Note, all future payments shall be applied pari passu and pro rata to the 1999 Note and the Bridge Notes.

                  Notwithstanding the foregoing, upon an Event of Default, the Company shall pay on demand interest on any overdue portion of principal (including any overdue prepayment of principal) of the Note and (to the extent permitted by applicable law) on any overdue installment of interest under the Note, at a rate per annum equal to the Base Rate plus four hundred basis points, provided, however, any amounts paid hereunder in excess of the highest rate permitted under applicable law shall be applied to principal and not to interest.



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         1.5 Mandatory Prepayments.

                  On the first day of each month while the Note is outstanding, the Company shall pay to the Lender the amount (net of any issued and outstanding checks) in the Company's account number 2030000490222 (the "Account") at First Union National Bank in excess of $200,000, which payment shall be applied to principal of the Note, until the Note is paid in full. Accompanying each such payment shall be a certification from the Company's controller as to the calculation of the amount so paid. The Company represents and warrants that the Account is the Company's principal banking account for operations, and covenants to continue use of the Account for such purpose and not to have any other accounts or combination of other accounts with balances in the aggregate in excess of $15,000. In the event that the Company opens a new principal bank account for operations, the Lender shall be notified immediately.

         1.6 Fee.

                  Upon demand of the Lender at any time while the Note is outstanding, the Company shall pay to the Lender a nonrefundable facility fee equal to $72,000 and a nonrefundable work fee of $15,000.

         1.7 Voluntary Prepayment.

                  The Company acknowledges receipt of $1,042,689 in proceeds under that certain Life Insurance Policy No. 4,014,655 issued by Provident Mutual Life Insurance Company of Philadelphia, and the Lender acknowledges receipt from the Company of $540,000 as a voluntary prepayment against prior advances from the Lender. The Company has used the balance of such insurance proceeds for working capital.

SECTION 2.   SECURITY.

         2.1 Grant of Security Interest by the Company.

                  In order to secure the due payment and performance by the Company of all of the Indebtedness, liabilities and obligations of the Company to the Lender, whether now existing or hereafter arising under this Agreement, the Note, the 1999 Note, the Bridge Notes, the Security Documents, and all agreements, instruments and documents executed and delivered in connection therewith or pursuant thereto (all such Indebtedness, liabilities and obligations are hereinafter collectively referred to as the "Obligations"), and as further consideration for the Loan, on the Closing Date the Company shall:

                  (a) Grant to the Lender, or with respect to prior pledges to secure the 1999 Note and the Bridge Notes, confirm the grant to the holders thereof of, liens on and security interests in all of the Company's personal properties, equipment and assets, whether owned as of the date hereof or hereafter acquired, tangible and intangible, and all present and future accounts receivable, free and clear of all liens, security interests or encumbrances, by the execution and delivery to the Lender of a Security Agreement in form and substance reasonably satisfactory to the Lender (the "Security Agreement") or such assignments or consents thereto as the Lender may reasonably require;

                  (b) Grant to the Lender, or with respect to prior pledges to secure the 1999 Note and the Bridge Notes, confirm the grant to the holders thereof of, a lien on such interests in real property, and all improvements now or hereafter located thereon, now owned or hereafter acquired by the Company, whether fee or leasehold interests, as the Lender shall reasonably require, by the execution and delivery to the Lender of deeds of trust or mortgages in form and substance reasonably satisfactory to the Lender (the "Mortgages") or such assignments or consents thereto as the Lender may reasonably require;

                  (c) Grant to the Lender, or with respect to prior pledges to secure the 1999 Note and the Bridge Notes, confirm the grant to the holders thereof of, a lien on and security interest in, and pledge of all of the issued and outstanding stock of MadeMyWay.com, Inc. held by the Company by the


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execution and delivery to the Lender of a Pledge Agreement in form and substance reasonably satisfactory to the Lender (the "Subsidiary Pledge Agreement") or such assignments or consents thereto as the Lender may reasonably require; and

                  (d) Execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Lender may reasonably require in order to effect the purposes of the Security Agreement, the Mortgages, the Subsidiary Pledge Agreement, this ss.2.1 and this Agreement, including, without limitation, such assignments (and consents thereto) and/or grants of security interests from other holders as the Lender may require, including, without limitation, (i) that certain Security Agreement dated August 18, 2000 by and between MadeMyWay.com, Inc. and Bruce Galloway, as collateral agent, (ii) that certain Pledge Agreement dated August 18, 2000 between the Company and Bruce Galloway, as Collateral Agent, (iii) that certain Assignment of Life Insurance as Collateral Agent dated August 18, 2000 by the Company in favor of Bruce Galloway, as Collateral Agent, (iv) that certain Stock Pledge Agreement dated July 31, 2000 between the Company and Bruce Galloway, as Collateral Agent, (v) that certain Security Agreement dated August 20, 1999 between the Company in favor of Branch Banking and Trust Company, and (vi) all UCC-1 Financing Statements executed by the Company and MadeMyWay.com, Inc, in connection with the foregoing instruments and documents.

                  The Lender acknowledges receipt of the UCC search report attached to this Agreement as Schedule 2.1 and the existence of the liens identified in such report.

         2.2 Recourse to Security.

                  Recourse to security shall not be required for the enforcement by the Lender of any Obligation hereunder.

         2.3 Security Documents

                  The Security Agreement, the Mortgages, the Subsidiary Pledge Agreement, and any other agreements, assignments, consents, instruments and documents required to effect the purposes of the foregoing are sometimes herein referred to collectively as the "Security Documents."

         2.4 Other Security Interests.

                  Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that no provision in this Agreement, the Note or the Security Documents is intended to change the rights of (including, without limitation, the priority of any lien or security interest which may be held by) the holders of the 1999 Note or the Bridge Notes or of any other outstanding securities of the Company, with respect to any collateral which may secure such obligations.

SECTION 3.   REPRESENTATIONS AND WARRANTIES.

                  The Company (which, for purposes of this Section 3, includes its Subsidiary unless the context otherwise requires) hereby represents and warrants to the Lender that:

         3.1 Organization.

         The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is presently engaged. Exhibit B annexed hereto accurately and completely lists the states in which the Company is qualified to do business. There are no jurisdictions other than as set forth on Exhibit B annexed hereto in which the character of the properties owned by the Company or in which the transaction of the business of the Company as now conducted requires or will require the Company to be qualified to do business except where the failure so to qualify would not materially adversely affect the business of the Company.



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         3.2 Power, Authority, Consents.

                  The Company has the corporate power to execute, deliver and perform this Agreement, the Note, the 1999 Note, the Bridge Notes, the Security Documents, such assignments as the Lender may require, the Warrants described in ss.6 hereof and all other documents executed and delivered or to be executed and delivered by the Company in connection herewith or therewith (together, the "Loan Documents"). The Company has the corporate power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to be executed and delivered by it. No consent or approval of any Person (including, without limitation, any stockholder of the Company), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by the Company, or the validity, enforcement or priority, of the Loan Documents, or any Lien created and granted thereunder.

         3.3 No Violation of Law or Agreements.

                  The execution and delivery by the Company of each Loan Document to which it is a party and performance hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign applicable to the Company, or the certificate of incorporation or by-laws of the Company, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture to which the Company is a party, or by which it is bound or any of its properties or assets are affected, or result in the imposition of any Lien (other than as contemplated by the Security Documents) of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Company, in each case which would have a material adverse effect on the business of the Company.

         3.4 Due Execution, Validity, Enforceability.

                  This Agreement and each other Loan Document to which the Company is a party or to which the Company becomes a party as contemplated by this Agreement has been or will be duly executed and delivered by the Company and each constitutes or will constitute, as the case may be, the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy or similar laws or equitable principles affecting creditors' rights generally.

         3.5 Properties, Priority of Liens.

                  All of the properties and assets owned by the Company are owned free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents executed and delivered or to be executed and delivered by the Company pursuant hereto or otherwise disclosed on Schedule 2.1 or Schedule 3.5.

         3.6 No Pending Material Litigation or Proceedings.

                  There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the business, operations, properties or assets of the Company or before or by any governmental department, commission, board, regulatory authority, bureau, agency, or instrumentality, domestic, foreign, federal, state or municipal (herein collectively "Governmental Agency"), or any court, arbitrator or grand jury, which may result in any material adverse change in the business, operations, properties or assets, taken as a whole, or the


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condition, financial or otherwise, of the Company or in the ability of the
Company to perform this Agreement and its obligations under the Note. The Company is not in default with respect to any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury or of any Governmental Agency, default under which might have consequences which would materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of the Company.

         3.7 No Defaults, Compliance With Laws.

                  Except as disclosed on Schedule 3.7, the Company is not in default in any material respect under any material agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other material agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, and the Company has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of the Company, or on the ability of the Company to perform its obligations under the Loan Documents to which it is a party.

         3.8 Financial Statements.

                  Each of the Financial Statements presents fairly the consolidated financial position of the Company as at its date and has been prepared in accordance with generally accepted accounting principles. The Company has no material obligation, liability or commitment, direct or contingent, which is not reflected in the Financial Statements but is required to be disclosed under generally accepted accounting principles. There has been no material adverse change in the financial position or operations of the Company since the date of the latest audited balance sheet (the "Latest Balance Sheet") included in the Financial Statements.

         3.9 Tax Returns.

                  The Company has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof except where the failure to file or pay would, in the aggregate, not have a material adverse effect on the financial condition of the Company or its ability to perform under the Loan Documents to which it is or will be a party. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no federal, state or local tax liabilities of the Company due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in the Latest Balance Sheet in accordance with generally accepted accounting principles, and (b) there are no claims pending or, to the knowledge of the Company, proposed or threatened against the Company for past federal, state or local taxes.

         3.10 Intangible Assets.

                  The Company possesses or is licensed to use all patents, trademarks, trademark rights, trade names, trade name rights and copyrights currently used by the Company without any conflict known to the Company with the patents, trademark rights, trade names, trade name rights and copyrights of others, which conflict could result in a material adverse change to the Company and its business and operations.

         3.11 Federal Reserve Board Regulations.

                  The Company does not own any "margin security" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207), as amended, except margin securities owned or which may be acquired by the Company which do not and would not in the aggregate constitute a substantial part of the assets of the Company within the meaning of Section


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207.2(i) of the aforesaid Regulation G, and the Company will not use any part of the proceeds from the Loan (1) directly or indirectly, to purchase or carry any such security or to reduce or retire any indebtedness originally incurred to purchase any such security within the meaning of such Regulation, (2) so as to involve the Company in a violation of Regulation T, U or X of such Board (12 CFR Parts 220, 221 and 224), or (3) for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules and regulations respecting the extension of credit promulgated thereunder.

         3.12 Name Changes; Mergers; Acquisitions.

                  Except for the transaction with Rugged Digital Systems, Inc., to the Company's knowledge, the Company has not ever changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

         3.13 Full Disclosure.

                  None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished in writing to the Lender by or on behalf of the Company pursuant to this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made.

         3.14 Employee Grievances.

                  There are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

         3.15 Condition of Assets.

                  All of the assets and properties of the Company which are reasonably necessary for the operation of its business are in good working condition, normal wear and tear excepted, and are maintained in accordance with prudent business standards.

         3.16 ERISA.

                  The Company has no Plan in connection with which there could arise a liability of the Company to the PBGC, the Department of Labor or the IRS. The Company is not a participating employer (1) in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, or (2) in any Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  All references to the Company in this Section 3.16 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Company and all other entities which are, together with the Company, part of a Controlled Group.

         3.17 Environmental.

                  To the Company's knowledge, neither the Company nor any predecessor in interest is subject to any loss, liability, or expense, is the subject of any investigation, or has received any notice of potential responsibility arising out of, resulting from or relating to any Environmental Matter nor is the Company aware of any basis for any such present or potential future loss, liability, expense, investigation, or responsibility at or in connection with any of the properties or businesses covered by this Agreement, in each case which would have a material adverse effect on the business of the Company. Without limiting the foregoing, the Company expressly represents and warrants that, to the Company's knowledge,


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there are no Harmful Materials buried or disposed of on or at any of the properties presently or previously owned or leased by the Company or its predecessors in interest, and that there exists no basis for any present or future liability arising from the disposal of Harmful Materials by the Company or its predecessors in interest, at any location on or off said properties, in each case which would have a material adverse effect on the business of the Company.

SECTION 4.   REPRESENTATIONS AND WARRANTIES RELATING TO SECURITIES ACT.

         4.1 By the Company.

                  The Company hereby represents that (a) it has not, either directly or through any agent, sold or disposed of, or attempted or offered to sell or dispose of, the Note or any securities of the Company with terms similar to the terms of the Note to, or solicited offers to buy the Note or any such securities from, or otherwise approached or negotiated with respect to the Note or any such securities with, any Person or Persons other than the Lender; and
(b) neither the Company nor any Person acting on its behalf will hereafter take any action with respect to the Note or any such securities of the Company which would adversely affect the exemption of the Note from the registration provisions of the Securities Act.

         4.2 By the Lender.

                  The Lender hereby represents that the Lender is purchasing the Note, and has heretofore purchased the 1999 Note and the Bridge Notes, for its own account for investment purposes and not with a view to or in connection with any distribution thereof.

SECTION 5.   CLOSING CONDITIONS.

                  The Lender's obligation to purchase and pay for the Note to be delivered on the Closing Date shall be subject to the satisfaction on such Closing Date of the following conditions precedent:

         5.1 Delivery of Loan Documents.

                  The following deliveries shall have been made on the Closing
Date:

                  (a) The Company shall have executed and delivered to the Lender this Agreement and the Note.

                  (b) The Company shall have (i) executed and delivered to the Lender the Security Agreement, (ii) executed and delivered to the Lender appropriate Uniform Commercial Code financing statements in order to enable the Lender to perfect and preserve the Lender's security interest in the assets and properties covered by the Security Agreement, (iii) delivered to the Lender the evidence of insurance on such assets and properties and on the Company's liability insurance policies, naming the Lender (to the extent permitted by such policies) as loss payee or additional insured as required by the Security Agreement, (iv) executed and delivered to the Lender the Mortgages, in proper form for recording in the appropriate jurisdiction, or consented to the assignment thereof to the Lender, and delivered to the Lender such beneficiary or mortgagee title insurance policies, issued by such title insurance company, in such amount and with only such exceptions as provided in Section 5.1(e)(viii) hereof, (v) executed and delivered all documents required by Section 5.7 of this Agreement, and (vi) otherwise duly complied with all of the terms and conditions of the Security Documents.

                  (c) The Lender shall have received copies of the following:

                           (i) The Financial Statements;



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                           (ii) All of the consents, approvals and waivers
necessary or appropriate in connection with this transaction, including, without limitation, the consents described in Section 5.7 of this Agreement;

                           (iii) The certificate of incorporation of the
Company, as amended to date, certified by the Secretary of State of Delaware;

                           (iv) The by-laws of the Company, certified by the
secretary or any assistant secretary of the Company;

                           (v) Copies of all corporate action taken by the
Company to authorize the execution, delivery and performance of each of the Loan Documents to which the Company is a party pursuant hereto or in connection herewith, certified by the secretary or any assistant secretary of the Company;

                           (vi) Good standing certificates or telegrams as of
dates not more than twenty (20) days prior to the date hereof, with respect to the Company from the Secretary of State of its state of organization and each state in which it is qualified to do business; and

                           (vii) An incumbency certificate with respect to the
officers of the Company.

         5.2 Representations True.

                  All representations, warranties and statements by or on behalf of the Company contained in this Agreement or in any other Loan Document or in any certificate, statement or document furnished by or on behalf of the Company to the Lender in connection with the negotiation of this Agreement, the issuance of the Note or the Company's performance of its obligations hereunder or thereunder or otherwise furnished to the Lender in compliance with this Agreement, shall be true as and to the extent set forth therein in all material respects on and as of the Closing Date with the same effect as though such representations, warranties and statements had been made on and as of the Closing Date and no material adverse changes shall have occurred in the condition (financial or otherwise), or in the business, properties, assets, liabilities, prospects or management of the Company.

         5.3 No Event of Default.

                  The Company shall not have taken any action which it would have been prohibited from taking, or omitted or permitted the omission of any action which it would have been required to take, if the Note had been outstanding at all times since the date of this Agreement, and the Company will not upon the execution of the Note be in default in the performance of any of the covenants and agreements hereunder and no Event of Default, or event which after notice or lapse of time or both would constitute an Event of Default, shall have occurred.

         5.4 Officers' Certificate.

                  The Company shall have delivered to the Lender on the Closing Date a certificate or certificates, signed by the President or a Vice President and attested to by the Secretary or Assistant Secretary of the Company, to the effect that the facts required to exist by ss.ss.5.2 and 5.3 exist on the Closing Date.

         5.5 Proceedings, Instruments, etc.

                  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form, scope and substance to the Lender, and the Lender shall have received copies of all documents which the Lender may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form, scope and substance satisfactory to the Lender, and such other officers' certificates as the Lender may reasonably request.

         5.6 Modification of 1999 Note and Bridge Notes.

                  The Lender and the Company shall have executed and delivered appropriate instruments to modify the repayment terms of the 1999 Note and the Bridge Notes to conform them to the repayment terms of the Note.

         5.7 Consent of Other Debt.

                  Unless waived by the Lender, the Lender shall have received evidence satisfactory to the Lender of the subordination to the Obligations of all rights and interests of the holders of the Company's 10% Subordinated Notes dated December 24, 1998 (the "10% Notes) and the Company's 12% Senior Subordinated Convertible Secured Notes dated August 2, 1999 (the "12% Notes") (and all other Notes or instruments issued as amendments thereto, as payments of interest thereon or otherwise).

SECTION 6.   WARRANT ISSUANCE.

                  On the Closing Date, the Company shall issue to the Lender the Warrants in the form attached as Exhibit G hereto, including the demand registration rights described therein.

SECTION 7.   BUSINESS COVENANTS.

                  The Company covenants and agrees that so long as the Note, the 1999 Note or the Bridge Notes or any portion thereof shall be outstanding:

         7.1 Payment of Notes and Maintenance of Offices.

                  The Company will punctually pay or cause to be paid the principal and interest (and premium, if any) to become due in respect of the Note, the 1999 Note and the Bridge Notes according to the respective terms thereof and will maintain an office at 1717 Diplomacy Row, Orlando, Florida 32809 or such other place as it may from time to time specify by written notice to the Lender, where notices, presentations and demands in respect of this Agreement or any of the other Loan Documents may be made upon it and will notify the Lender of any change of location of such office.

         7.2 Payment of Taxes, Claims and Indebtedness.

                  The Company will pay and discharge promptly (unless the validity thereof shall be contested in good faith by appropriate action):

                  (a) all taxes, assessments, fees and other governmental charges or levies imposed upon it or upon any of its properties, assets, income, profits or franchises before the same shall become delinquent; and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rentals upon its properties or assets.

         7.3 Maintenance of Properties and Existence.

                  The Company will:

                  (a) do or cause to be done all things necessary to maintain its properties, equipment and assets (including properties, equipment and assets leased by it) in good condition, normal wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements to its properties, equipment and assets (including properties, equipment and assets leased by it and the leases relating thereto, including, without limitation, replacements of all equipment necessary or appropriate to the business of the Company following expiration of the current leases with respect thereto);

                  (b) keep adequately insured, by financially sound and reputable insurers, all of its properties, assets and operations of a character usually insured by Persons of established reputation engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons, and other insurance, including, without limitation, public liability insurance, workmen's compensation insurance and liability insurance against claims for any violation of copyright or privacy or other like injury as a result of its transmission, as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated, all policies in respect of such insurance to name the Lender as loss payee and additional insured and to include the agreement of the insurer to give the Lender not less than 10 days' prior written notice in the event of cancellation of such policies or material changes in the coverage thereof (it being understood that if a premium or other charge in respect of any such insurance is due and unpaid by the Company, the Lender may, but the Lender shall not be obligated to, make payment thereof on behalf of the Company, together with any interest or penalties in connection therewith, in which event the Lender shall be entitled to receive from the Company, and the Company hereby covenants to pay to the Lender, all amounts in reimbursement therefor);

                  (c) keep proper books of record and account in which entries will be made of all its business transactions in accordance with generally accepted accounting principles;

                  (d) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all material rights, licenses, permits and other authorizations, including, without limitation, taking all action necessary (i) to remain in good standing with respect to all governmental licenses held by the Company which are necessary for the lawful conduct of the Company's business; (ii) to renew such licenses and permits as the same shall be required to be renewed; (iii) to prevent any restriction or condition limiting the conduct of the Company's business as now conducted from being placed on any such license or permit; and (iv) to defend such licenses and permits in any proceedings with respect thereto instituted against the Company before any other Governmental Agency;

                  (e) not be in default, in any respect, in the performance, observance or fulfillment of any obligation, covenant or condition contained in any Contractual Obligation or be in breach or violation of, or in default under, any Requirement of Law to which it is subject, where such a breach, violation or default may materially and adversely affect its business, operations, properties, assets or prospects, or its condition, financial or otherwise, or the ability of the Company to perform this Agreement or to pay when due, in accordance with the terms of the Note, the 1999 Note, the Bridge Notes, this Agreement and the other Loan Documents, the principal of, and premium, if any, and interest on, the Note, the 1999 Note and the Bridge Notes;

                  (f) operate any property owned by it (whether or not such property constitutes a "facility" as defined by any Environmental Law) so that no cleanup or other obligation arises under any Environmental Law, which would constitute a lien or charge on any property of the Company prior to your first security interest. If any such claim be made or any obligation should nevertheless arise hereafter, the Company agrees that it will, at its own expense, (a) notify the Lender immediately of the nature of such claim or obligation, including the amount of any damages, fines, contributions or other related clean-up expenses which are or may be sought from the Company, (b) immediately commence appropriate action to cure or reasonably contest the same and (c) indemnify the Lender from any liability, responsibility or obligation in respect thereof or in respect of any cleanup or other liability as successor, secured party or otherwise (whether or not the Lender might be deemed to be an "owner or operator" under any Environmental Law) for any reason including, but not limited to, the enforcement of your rights as a secured party under this Agreement, any Mortgage, any Loan Document or by obligation of law;

                  (g) not discount or sell, with recourse, or sell for less than the face value or the market value thereof, any of its notes receivable or accounts receivable or change its billing terms or procedures (other than in the ordinary course of business) with respect to accounts receivable without your prior written consent; and

                  (h) except for Permitted Liens, grant to the Lender a first lien on such interests in personal property, including all equipment used by the Company in the operation of the Company's business, as the Lender are permitted hereunder to acquire, including equipment acquired by the Company following the expiration of the lease thereof, and hereafter owned by the Company, by the execution and delivery to the Lender of a security agreement and all required or appropriate filings to evidence such lien, all in form and substance reasonably satisfactory to the Lender.

         7.4 Limitation on Indebtedness.

                  Without the prior written consent of the Lender, the Company shall not create, incur, assume, or in any manner become or be liable, contingently or otherwise, in respect of any Indebtedness, except:

                  (a) Indebtedness represented by the Note, the 1999 Note, the Bridge Notes, the 12% Notes and the 10% Notes;

                  (b) Indebtedness in connection with Purchase Money Security Interests granted pursuant to ss.7.5(e);

                  (c) Taxes, assessments and governmental charges, non-interest bearing accounts and other current payables and accrued liabilities, in any case not more than 120 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business; and

                  (d) Indebtedness in the amount of $105,000 to settle claims from Manchester Transportation Service Inc. and $75,000 to settle claims from Baker & McKenzie.

         7.5 Limitation on Liens.

                  The Company shall not create, assume, incur or suffer to exist, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) to be created, assumed, incurred or to exist, any mortgage, lien, charge, security interest or encumbrance of any kind upon, or pledge of, any of its properties or assets, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets subject to any conditional sale agreement or other title retention agreement, including a lease on terms tantamount thereto (the foregoing mortgages, liens, charges, security interests, encumbrances, pledges and the rights of others under conditional sale agreements and other title retention agreements being herein collectively called "Liens"); provided, however, that the foregoing restriction shall not apply to the following Liens so long as such Liens do not in the aggregate materially and adversely affect the conduct of the business of the Company:

                  (a) Liens securing taxes, assessments, fees or other governmental charges or levies or the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons, the payment of which is not overdue under the provisions of ss.7.2 or is being contested in accordance with ss.7.2 hereof;

                  (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other similar laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                  (c) Attachment, judgment and other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings;

                  (d) Easements, rights of way, restrictions, leases and other similar encumbrances affecting real or tangible personal property, which do not in the aggregate materially detract from the value of such property or materially impair its use in the operation of the business of the Company;

                  (e) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, and replacements or extensions thereof, on motor vehicles and equipment acquired by the Company in the ordinary course of business (hereinafter referred to individually as a "Purchase Money Security Interest"); provided, however, that:

                           (i) the transaction in which any Purchase Money
Security Interest is proposed to be created is not then prohibited by this Agreement;

                           (ii) any Purchase Money Security Interest shall
attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Company;

                           (iii) the indebtedness served or covered by any
Purchase Money Security Interest shall not exceed the greater of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Company; and

                  (f) Liens granted to the Lender in accordance with this Agreement and the Security Documents and any other liens disclosed on Schedule 2.1;

                  (g) Subordinated liens granted in connection with the 12% Notes; and

                  (h) Mortgage granted to South Trust Bank in the original principal amount of $975,000.

         7.6 Guaranties.

                  The Company shall not assume, endorse, be or become liable for, or guarantee, the obligations of any Person other than a wholly-owned subsidiary of the Company or Our Yearbook Corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person or to supply funds to or in any manner invest in another person in connection with such Person's Indebtedness.

         7.7 Mergers, Acquisitions.

                  The Company shall not merge or consolidate with any Person (whether or not the Company is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person, except MadeMyWay.com, Inc. and Our Yearbook Corporation.

         7.8 Redemptions; Distributions.

                  (a) The Company shall not:

                           (i) Purchase, redeem, retire or otherwise acquire,
directly or indirectly, or make any sinking fund payments with respect to, any stock of the Company now or hereafter outstanding or set apart any sum for any such purpose; or

                           (ii) Make any distribution of any kind on the
Company's outstanding stock, whether in the form of dividends or otherwise, or set aside any sum for any such purpose or make any other payment or distribution to any shareholder of the Company.

         7.9 Changes in Business.

                  The Company shall not, without the Lender's prior written consent, make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except in the ordinary course of business (or for the sale or other disposition of worn-out or obsolete property) and for a fair consideration or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable.

         7.10 Prepayments.

                  The Company shall not make any voluntary or optional prepayment of any Indebtedness for Money Borrowed incurred or permitted to exist under the terms of this Agreement, other than Indebtedness evidenced by the Note, the 1999 Note and the Bridge Notes to the extent permitted by this Agreement and the other Loan Documents.

         7.11 Investments.

                  Without the prior written consent of the Lender, the Company shall not acquire or hold any stock, bond, note or other evidence of Indebtedness or any other security of, or make any loan, advance, capital contribution or extension of credit (except for current trade and customer accounts receivable for merchandise, products, materials and supplies sold) to any Person (herein called "Investments"), including, without limitation, any stockholder or employee of the Company, except Investments in:

                  (a) obligations issued or guaranteed by the United States of America;

                  (b) certificates of deposit, time deposits, bankers acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than $100,000,000;

                  (c) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corp. or by another nationally recognized credit rating firm;

                  (d) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than $100,000,000 relating to United States of America government obligations, in each case maturing or being due or payable in full not more than 180 days after the Company's acquisition thereof;

                  (e) money market mutual funds which invest in the foregoing;
and

                  (f) Our Yearbook Corporation.

         7.12 Fiscal Year.

                  The Company shall not change its fiscal year.

         7.13 ERISA Obligations.

                  The Company shall not:

                  (a) Be or become obligated to the PBGC (other than in respect of annual premium payments) with respect to any Plan in excess of $50,000.

                  (b) Be or become obligated to the IRS with respect to any Plan with respect to excise or other penalty taxes provided for in those provisions of Section 4975 of the Code, as in effect or hereafter amended or supplemented, in excess of $50,000.

         7.14 Amendment of Documents.

                  The Company shall not, without the Lender's prior written consent, modify or amend, or agree to modify or amend its Certificate of Incorporation in any respect which adversely affects the rights of the holders of the Note, the 1999 Note or the Bridge Notes.

         7.15 Notice of Litigation.

                  The Company shall promptly advise the Lender in writing of (i) all actions, suits, investigations or proceedings, of which the Company has knowledge, affecting or threatened against the Company which would have a material adverse effect on the Company and (ii) all actions, suits, investigations or proceedings of which the Company has notice or knowledge, affecting or threatened against any stockholder of the Company which if determined adversely to such stockholder would have a material adverse effect upon the ability of such stockholder to perform its or his obligations under the Pledge Agreement.

SECTION 8.        REPORTS, ETC.

         8.1 Financial Statements and Other Reports.

                  The Company will deliver or cause to be delivered to the Lender from the date of this Agreement and so long as the Lender holds the Note, the 1999 Note or the Bridge Notes or any portion thereof:

                  (a) as soon as practicable after the end of each fiscal quarter of the Company, and in any event within 90 days thereafter, duplicate copies of the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and consolidated statements of operations and cash flows of the Company and its Subsidiaries for such quarter, setting forth in each case in comparative form the figures for the corresponding periods one year earlier, all in reasonable detail and certified by the President, Treasurer or Controller of the Company as having been prepared in accordance with generally accepted accounting principles, consistently applied (except for inconsistencies specifically disclosed in such certificate and except for the absence of footnotes), and fairly presenting the financial position of the Company, as the case may be, and the results of its and their operations subject to changes resulting from year-end audit adjustments without footnotes;

                  (b) as soon as practicable after the end of the Company's fiscal years, and in any event within 120 days thereafter, copies of:

                           (i) the consolidated balance sheet of the Company and
its Subsidiaries as at the end of such year, and

                           (ii) the consolidated statements of operations,
stockholders' equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by a Firm of Certified Public Accountants reasonably acceptable to the Lender, such certification and report to state that such financial statements fairly present the matters covered thereby in accordance with generally accepted accounting principles consistently applied (except for inconsistencies, if any, which are specifically disclosed and with which such Firm of Certified Public Accountants concurs);

                  (c) promptly upon receipt thereof, one copy of each other report submitted to the Company by any certified public accountants in connection with any annual, interim or special audit made by them of the books of the Company;

                  (d) promptly upon their becoming available, one copy of each financial statement, report or notice sent by the Company to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication in respect of the Company filed with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (e) promptly, upon their becoming available, copies of any notices of Plan Termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to the Company with respect to the intent of the PBGC to institute involuntary termination proceedings; and

                  (f) with reasonable promptness, such other data and information as to the business, operations, properties, assets or prospects, or the condition, financial or otherwise, of the Company or the ability of the Company to perform this Agreement or the other Loan Documents or to pay when due in accordance with the Note, the 1999 Note, the Bridge Notes, this Agreement and the other Loan Documents, the principal of, premium, if any, and interest on, the Note, the 1999 Note and the Bridge Notes as from time to time may be reasonably requested by the Lender.

         8.2 Officers' Certificates.

                  Each set of financial statements relating to the Company delivered to the Lender pursuant to ss.8.1(a) or (b) will be accompanied by a certificate of the President, Treasurer or Controller of the Company setting forth (i) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 7 during the period covered by the income statements then being furnished, and a certification as to insurance in force at the close of the fiscal year covered by such financial statements meeting the requirements of ss.7.3(b); and (ii) whether there exists on the date of the certificate any condition or event which then constitutes an Event of Default, and, if any such condition or event then exists, specifying the nature and period of existence thereof and the action being taken and proposed to be taken with respect thereto.

         8.3 Accountants' Certificate.

                  Each set of annual financial statements relating to the Company delivered to the Lender pursuant to ss.8.1 will be accompanied by a report of the Firm of Certified Public Accountants who examined such financial statements, which report shall state that, in making their examination necessary to express an opinion on such financial statements, such accountants have obtained no knowledge of any condition or event which then constitutes, or which after lapse of time would constitute, an Event of

Default and would have to be reported in connection with such examination or, if any such condition or event then exists, specifying the nature and period of existence thereof.

         8.4 Inspection.

                  The Company will permit the Lender's representatives, so long as the Lender hold the Note, the 1999 Note or the Bridge Notes or any portion thereof, to visit and inspect any of the properties of the Company, to examine all their respective books of account and other financial records and reports (other than privileged communications to or from legal counsel) related thereto, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective employees, officers and certified public accountants, all at such reasonable times, upon reasonable notice, and as often as may reasonably be requested.

SECTION 9.        EVENTS OF DEFAULT.

         9.1 Nature of Events.

                  An "Event of Default" shall exist if any of the following occurs and is continuing:

                  (a) any payment or prepayment of principal or premium, if any, or interest on the Note, the 1999 Note or any of the Bridge Notes is not made within 10 days after the date such payment or prepayment is due;

                  (b) the Company fails to perform or observe any covenant applicable to it contained herein and such failure remains unremedied for 7 days after written notice of such failure is received by the Company;

                  (c) any representation, warranty or statement by or on behalf of the Company contained in this Agreement or in any other Loan Document is or becomes, when taken together with all such representations, warranties and statements, false or misleading in any material respect, except that any unaudited interim financial statements provided for hereunder shall be subject to year-end audit adjustment;

                  (d) except as contemplated by ss. 9.1(f) hereof, the Company fails to perform or observe any term, condition or covenant of any material bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Company is a party or by which the Company is bound and the outstanding principal of which exceeds $50,000, or by which any properties of the Company may be affected (a "Debt Instrument"); so that, as a result of any such failure to perform (assuming the giving of appropriate notice thereof, if required, and the expiration of any applicable cure period), the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable;

                  (e) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby is declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable;

                  (f) failure to pay any Indebtedness for Borrowed Money due at final maturity or pursuant to a proper demand under any Debt Instrument;

                  (g) a receiver, custodian, liquidator, or trustee of the Company or any material Subsidiary or of any of their respective properties shall be appointed by court order and such order shall remain unstayed and in effect for more than 60 days; or the Company or any material Subsidiary shall be adjudicated bankrupt or insolvent, or any of the property of the Company or any material Subsidiary shall be sequestered by court order and such order shall remain unstayed and in effect for more than 60 days; or a petition shall be filed against the Company or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

                  (h) the Company or any material Subsidiary shall commence a voluntary case under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law;

                  (i) the Company or any material Subsidiary shall make an assignment for the benefit of creditors, or shall be generally unable to pay debts as they become due, or shall petition for or consent to the appointment of a receiver, custodian, trustee or liquidator of all or any substantial part of its property;

                  (j) any order, judgment or decree shall be entered in any proceeding against the Company or any material Subsidiary or any material Subsidiary decreeing the dissolution of the Company or any material Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                  (k) any order, judgment or decree shall be entered in any proceedings against the Company or any material Subsidiary decreeing a split-up of the Company or such Subsidiary, which requires the divestiture of a substantial part, or the divestiture of the stock of any Affiliate whose assets constitute a substantial part, of the consolidated assets of the Company and its Subsidiaries, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                  (l) a final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company or any material Subsidiary and any one of such judgments has been outstanding for more than 30 days from the date of its entry and has not been discharged in full or stayed by a writ of supersedes or otherwise; or

                  (m) a restructuring of the 10% Notes and 12% Notes on terms satisfactory to the Lender shall not have closed within 60 days after the date hereof.

         9.2 Default Remedies.

                  If an Event of Default exists, the Lender may exercise any right, power or remedy permitted to the Lender by law and the Lender shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of and all interest accrued on the Note, the 1999 Note and/or the Bridge Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. The Company thereafter will forthwith pay to the Lender the entire principal of and interest accrued on such Notes. No course of dealing on the Lender's part nor any delay or failure on such part to exercise any right shall operate as a waiver of such right or otherwise prejudice the Lender's rights, powers and remedies. If the Company fails to pay when due the principal of, premium, if any, or interest on such Notes, or fails to comply with any other provisions of this Agreement, the Company will pay the Lender to the extent permitted by law, such further amount as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the Lender in collecting any sums due on such Notes or in otherwise enforcing any of the Lender's rights.

         9.3 Notice of Default.

                  If any one or more of the Events of Default specified in ss.9.1 shall occur, or if any one or more events which with notice or lapse of time or both would become one or more Events of Default shall occur, or if any other holder of Indebtedness of the Company gives any notice or takes any other action in respect to a claimed default, the Company will forthwith give written notice thereof to the Lender describing such Event of Default, event, notice or action, the nature of the Event of Default, event or claimed default and specifying what action the Company is taking or proposes to take with respect thereto.

SECTION 10.       DEFINITIONS.

                  For all purposes of this Agreement and the Note, the following definitions shall apply unless the context otherwise requires:

                  "Affiliate" means a Person (a) which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, or (b) which, directly or indirectly, beneficially owns or holds 5% or more of the equity interest of the Company, or
(c) 5% or more of the Voting Securities (in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is, directly or indirectly, beneficially owned or held by the Company. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, equity interest, by contract or otherwise.

                  "Base Rate" means a fluctuating interest rate per annum which shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank, N.A. in New York, from time to time, as its base rate; or
(b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States.

                  "Business Day" means any day other than Saturday, Sunday or other day on which New York State chartered banks in New York City are authorized or required to close under the laws of the State of New York.

                  "Capital Lease" means any lease which is required to be disclosed on financial statements as a capital lease pursuant to generally accepted accounting principles.

                  "Closing Date" has the meaning set forth in ss.1.2.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Contractual Obligation" means any obligation, covenant or condition contained in any evidence of Indebtedness or any agreement or instrument under or pursuant to which such evidence of

Indebtedness has been issued, or any other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) and (c) of the Code and Section 4001(b) of ERISA.

                  "Debt Instrument" has the meaning set forth in ss.9.1.

                  "Department of Labor" means the United States Department of Labor.

                  "Environmental Laws" means any foreign, federal, state, or local statute, regulation, standard, or ordinance relating to public health, occupational health, or protection of the environment.

                  "Environmental Matters" means any matter relating to or arising from (i) the use, handling, generation, production, processing, treatment, disposal, emission, or discharge or release of any Harmful Material by the Company or any of its Subsidiaries, or their predecessors in interest;
(ii) the presence of any Harmful Material at or under any facility or property presently or previously owned or leased by the Company or any of its Subsidiaries, or their predecessors in interest, regardless of how this matter or substance reached such a location; (iii) the exposure of any person to any Harmful Material; or (iv) any past, present, or future Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "Event of Default" means one of the Events of Default enumerated in ss.9.1.

                  "Financial Statements" means the audited financial statements of the Company for the fiscal year ended October 29, 2000.

                  "Firm of Certified Public Accountants" means BDO Seidman LLP or such other firm of certified public accountants satisfactory to the Lender.

                  "Government" means the government of the United States of America, the government of any other nation, any political subdivision of the United States of America or any such other nation (including, without limitation, any state, territory, federal district, municipality or possession) and any department, agency or instrumentality thereof; and "Governmental" means of, by, or pertaining to, any Government.

                  "Governmental Agency" has the meaning set forth in ss.3.6.

                  "Guarantee" has the meaning set forth in ss.7.6.

                  "Guaranty" means, at any date, for any Person all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without in any respect limiting the generality of the foregoing, obligations incurred through an agreement, contingent or otherwise, by such particular Person (a) to purchase such Indebtedness or other obligation or any properties or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or other obligation or (ii) to maintain working capital or equity capital or any other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or other obligation, (c) to lease property or to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation of the ability of the primary obligor to make payment of the Indebtedness or other obligation or (d) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof.

                  "Harmful Materials" means asbestos or any chemical, pollutant, contaminant, hazardous waste, hazardous substance, solid waste, or toxic substance (as those terms are defined, at any time, under any of the following:
The Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.ss. 6901, et seq., and the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq., or any similar applicable state or local laws.)

                  "Indebtedness" means, at any date, for any Person, including the Company, all items (other than capital stock, capital surplus, retained earnings, deferred taxes and deferred credits) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which Indebtedness is to be determined, but in any event including, without in any respect limiting the generality of the foregoing (a) indebtedness, obligations and liabilities secured by any Lien existing on property owned by such Person and subject to such Lien whether or not the indebtedness, obligation or liability secured thereby shall have been assumed and (b) all Guaranties in the amounts of the Indebtedness of primary obligors to which they relate.

                  "Indebtedness for Money Borrowed" means, at any date, for any Person any obligation (a) for borrowed money or (b) evidenced by a promissory note, debenture or other like written obligation to pay money or Guaranties of such Person of any such obligation of other Persons.

                  "Investments" has the meaning set forth in ss.7.11.

                  "IRS" means the United States Internal Revenue Service.

                  "Latest Balance Sheet" has the meaning set forth in ss.3.8.

                  "Liens" has the meaning set forth in ss.7.5.

                  "Loan" has the meaning set forth in ss.1.2.

                  "Loan Documents" has the meaning set forth in ss.3.2.

                  "Mortgages" has the meaning set forth in ss.2.1.

                  "Note" has the meaning set forth in ss.1.1.

                  "Obligations" has the meaning set forth in ss.2.1.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Liens" means the Liens identified in ss. 7.5(a)-(g) and other Liens arising by statutes which are either expressly given super-priority status pursuant to such statutes or which exist as of the date hereof.

                  "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, Government or Governmental body.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained within the preceding five plan years by the Company or any member of the Controlled Group for employees of the Company, or by the Company for any other member of such Controlled Group or

(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Purchase Money Security Interest" has the meaning set forth in ss.7.5(e).

                  "Requirement of Law" means any term, condition or provision of any law, or of any rule, regulation, order, writ, injunction or decree of any court or Government, domestic or foreign, or of any decision or ruling of any arbitrator, or of the Certificate of Incorporation of the Company.

                  "Security Agreement" has the meaning set forth in ss.2.1(a).

                  "Security Documents" has the meaning set forth in ss.2.3.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means, at any date, any corporation a majority of the then outstanding Voting Securities of which is owned directly or indirectly at such time by the Company or one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

                  "Subsidiary Pledge Agreement" has the meaning set forth in ss.2.1(d).

                  "10% Notes" has the meaning set forth in ss.5.7.

                  "12% Notes" has the meaning set forth in ss.5.7.

                  "Voting Securities" means capital stock of any class or classes of a corporation having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, or persons performing similar functions (irrespective of whether or not at the time stock or other securities of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

SECTION 11.   MISCELLANEOUS.

         11.1 Communications.

                  Subject to ss.11.4, all communications provided for under this Agreement or under the Note shall be in writing and shall be deemed to have been given or made on the day delivered by hand or on the earlier of actual receipt thereof or three (3) days after mailed by registered or certified mail postage prepaid (or sent by Telefax with a copy sent by recognized national overnight courier, postage prepaid):

                  (a) if to the Lender, at the address to which this Agreement is addressed, attention: Managing Member, Telefax No.: 212-603-7502, as such address may be changed from time to time by written notice to the Company, or

                  (b) if to the Company at its office at 1717 Diplomacy Row, Orlando, Florida 32809, Attention: Chief Executive Officer, Telefax Number:
407-251-4588, as such address may be changed from time to time by notice given in accordance with this ss.11.1.

         11.2 Fees and Expenses; Indemnity.

                  The Company will promptly pay all the Lender's costs in preparing the Loan Documents and all costs and expenses of the issue of the Note and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with

(including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents), and the reasonable fees and expenses and disbursements of the Lender's counsel in connection with the preparation, execution and delivery, administration, interpretation and enforcement of any of the Loan Documents, the consummation of the transactions contemplated by all such documents, the negotiation, preparation and execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) and with any claim or action threatened, made or brought against the Lender arising out of or relating to any extent to any of the Loan Documents or the transactions related hereto or thereto unless caused by your or your agent's or representative's negligence. In addition, the Company will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by the Lender in connection with the Lender's enforcement of the payment of the Note or any other sum due to the Lender under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder unless such enforcement is not upheld. In addition to the foregoing, the Company shall indemnify the Lender and the Lender's directors, officers, members, managers, agents and employees against, and hold the Lender and them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by the Lender or any of them arising out of, resulting from or in any manner connected with, the Company's misrepresentation, breach of warranty or covenant, or default under any of the Loan Documents or any transaction related hereto or thereto. The provisions of this ss.11.2 shall survive the payment of the Note and the termination of this Agreement.

         11.3 Taxes.

                  If, under any law in effect on the Closing Date, or under any retroactive provision of the law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of the Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Company will pay any such tax and all interest and penalties, if any, and will indemnify the Lender against and save the Lender harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against the Lender then the Lender may notify the Company and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Company. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Company in this ss.11.3 shall survive payment of the Note and the termination of this Agreement.

         11.4 Payments.

                  All payments by the Company on account of principal, interest and other charges (including any indemnities) shall be made to the Lender at the office to which this Agreement is addressed or such other office in the continental United States as the Lender may hereafter at any time designate in writing to the Company, in lawful money of the United States of America on the date such payment is due. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note. Upon payment in full of the Note, the Lender shall mark the Note "Paid" and return it to the Company.

         11.5 Survival of Agreements and Representations; Waiver of Trial by
Jury.

                  All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Note. The Company waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of, any of the Loan Documents, or any instrument or document delivered pursuant thereto, or the validity, protection, interpretation, collection or enforcement thereof.

        11.6     Modifications, Consents and Waivers; Entire Agreement.

                  No modification, amendment or waiver of or with respect to any provision of any of the Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Company from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Lender. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Company in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Lender and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

        11.7 Remedies Cumulative.

                  Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed the Lender by law or equity, shall be cumulative and may be exercised from time to time. No failure on your part to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Company's Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Company may have against the Lender and without regard to any other obligation of any nature whatsoever which the Lender may have to the Company, and no such counterclaim or offset shall be asserted by the Company in any action, suit or proceeding instituted by the Lender for payment or performance of the Obligations.

        11.8 Further Assurances.

                  At any time and from time to time, upon your request, the Company shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of any of the Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loan.

        11.9 Counterparts.

                  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        11.10 Accounting Terms.

                  All accounting terms used herein which are not otherwise expressly defined shall have the meanings respectively given to them in accordance with generally accepted accounting principles.

        11.11 Construction; Governing Law; Consent to Jurisdiction.

                  (a) The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender or plural or singular terms, as the context may require. The Loan Documents and all other documents and instruments executed and delivered in connection herewith and therewith shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law.

                  (b) The Company irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to any of the Loan Documents may be brought in any court of the First or Second Department of the State of New York or in the United States District Court for the Southern District of New York. The Company, by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Assuming service is made pursuant to Section 11.1 or applicable law, the Company further irrevocably consents to the service of such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in ss.11.1 hereof. The Company hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or in any such action or proceeding to assert any defense given or allowed under the laws of any state other than the State of New York unless such defense is also given or allowed by the laws of the State of New York. Nothing in this ss.11.11 shall affect or impair in any manner or to any extent your right to commence legal proceedings or otherwise proceed against the Company in any jurisdiction or to serve process in any manner permitted by law.

        11.12 Severability.

                  The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Company with any of them shall not excuse non-compliance by the Company with any other.

        11.13 Binding Effect; No Assignment or Delegation.

                  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and to your benefit and your successors and assigns. The rights and obligations of the Company under this Agreement shall not be assigned or delegated without your prior written consent and any purported assignment or delegation without such consent shall be void.

SECTION 12.   SPECIAL ACKNOWLEDGMENT

                  The Company acknowledges that the Lender is a limited liability company of which Bruce Galloway, the Chairman of the Company, is a member, and is aware of the potential conflict by virtue of the identity of the Lender. The Company has been advised by independent counsel in connection with the negotiation, execution and delivery of this Agreement and acknowledges that this Agreement and the transactions contemplated hereby have been the result of arms' length negotiations.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.


                                          DATAMETRICS CORPORATION



                                          By:__________________________
                                             Name:  Vincent J. Cahill
                                             Title:  Chief Executive Officer

                                           DMTR, LLC



                                            By:__________________________
                                                 Name: Bruce Galloway
                                                 Title:   Managing Member

                                                                       EXHIBIT B









Florida

                                                                    SCHEDULE 2.1



                                UCC SEARCH REPORT

                                                                    SCHEDULE 3.5





                                      LIENS



         See Schedule 2.1

                                                                    SCHEDULE 3.7





- Senior Secured Loan in the amount of $1,496,140 million from Branch Banking and Trust Company (assigned to the Doumanis and to DMTR, LLC) (modified as of the date of closing)

-    10% Subordinated Notes dated December 24, 1998

-    12% Senior Subordinated Convertible Secured Notes dated August 2, 1999

- Bridge Loans in the aggregate amount of $1,305,000 (modified as of the date of closing)